U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2011

American Capital, Ltd.

(Exact name of registrant as specified in its charter)

DELAWARE	814-00149	52-1451377
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, 14th Floor Bethesda, MD 20814

(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (301) 951-6122

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 29, 2011, American Capital, Ltd. (the "Company") held its 2011 Annual Meeting of Stockholders (the "Annual Meeting"), at the Bethesda Marriott Hotel, 5151 Pooks Hill Road, Bethesda, Maryland 20814, at 9:00 a.m. (ET). The record date for the Annual Meeting was March 4, 2011. As of the record date, a total of 352,342,910 shares of the Company's common stock were entitled to vote at the Annual Meeting. There were 316,935,531 shares present in person or by proxy at the Annual Meeting. Set forth below are the matters acted upon by the stockholders, and the final voting results of each such proposal.

  Election of Directors. The Company's stockholders voted to elect eight (8) Director Nominees to hold office for a term of one (1) year, or until the next annual meeting of stockholders:

Nominee	For	Against	Abstain	Non Votes
Mary C. Baskin	190,333,842	4,668,650	937,291	120,995,748
Neil M. Hahl	190,771,117	4,225,027	943,639	120,995,748
Philip R. Harper	184,030,210	11,012,174	897,399	120,995,748
John A. Koskinen	190,689,194	4,341,821	908,768	120,995,748
Stan Lundine	183,543,361	11,503,097	893,325	120,995,748
Kenneth D. Peterson, Jr.	190,860,518	4,157,016	922,249	120,995,748
Alvin N. Puryear	183,797,549	11,237,079	905,155	120,995,748
Malon Wilkus	190,665,130	4,112,214	1,162,439	120,995,748

  Executive Compensation. The Company's stockholders voted on an advisory and non-binding basis in favor of approval of the advisory resolution on the Company's executive compensation.

For	Against	Abstain	Non Votes
172,722,237	22,098,204	1,119,342	120,995,748

  Frequency of Future Advisory Votes on Executive Compensation. The results of the non-binding advisory vote on the frequency of the shareholder vote to approve the compensation of the Company's named executive officers are as set forth below:

1 Year	2 Years	3 Years	Abstain	Non Votes
94,324,123	2,763,494	97,571,240	1,280,926	120,995,748

  Ratification of appointment of Ernst & Young LLP. The Company's stockholders voted to ratify the appointment of Ernst & Young LLP as the Company's independent public accountant for the year ending December 31, 2011.

For	Against	Abstain
311,890,318	3,704,146	1,341,067

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAPITAL, LTD.

Dated: May 3, 2011	By:	/s/ Samuel A. Flax
Samuel A. Flax Executive Vice President, General Counsel and Secretary